Exhibit 10.1
CELANESE CORPORATION
2004 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
(Non-Employee Director)
          THIS AGREEMENT, is made effective as of ___, 2007 (the “Date of Grant”), between Celanese Corporation (the “Company”) and the individual named as a participant on the signature page hereto (the “Participant”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS:
          WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
          WHEREAS, the Committee has determined that, as part of the overall compensation provided to non-employee directors of the Company, it would be in the best interests of the Company to grant to the Participant an award of Restricted Stock Units, subject to the terms set forth herein, which award shall constitute an “Other Stock-Based Award” pursuant to Section 8 of the Plan;
          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
               (a) Disability: The Participant becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of nine months in any 24 consecutive month period to perform Participant’s duties.
               (b) Plan: The Celanese Corporation 2004 Stock Incentive Plan, as amended from time to time.
          2. Grant of Restricted Stock Units; Dividend Equivalents. The Company hereby grants to the Participant, subject to adjustment as set forth in the Plan, ___ [number to be determined, but to be equal to $85,000/the Fair Market Value of the Shares on the Date of Grant] Restricted Stock Units (together with the Restricted Stock Units credited pursuant to the succeeding provisions of this Section 2, the “RSUs”). The RSUs shall be subject to the terms and conditions set forth herein. The Participant shall be entitled to be credited with dividend equivalents with respect to the RSUs, calculated as follows: on each date that a cash dividend is paid by the Company while the RSUs are outstanding, the Participant shall be credited with an additional number of RSUs equal to the number of whole Shares (valued at Fair Market Value on such date) that could be purchased on such date with the aggregate dollar amount of the cash dividend that would have been paid on the RSUs had the RSUs been issued as Shares. The additional RSUs credited under this Section shall be subject to the same terms and conditions applicable to the RSUs originally awarded hereunder, including, without limitation, for purposes of vesting and the crediting of additional dividend equivalents.
          3. Vesting of Restricted Stock Units.
               (a) Subject to the Sections 3(b) and 3(c) below, if a Participant continues in Employment through the date which is one year following the Date of Grant, the RSUs shall become fully vested on such date.
               (b) Change in Control. Upon the occurrence of a Change in Control, RSUs, to the extent not previously canceled, shall become fully vested.
               (c) Termination of Employment.
               (i) General. Except as provided in paragraph (ii) below, if the Participant’s Employment with the Company and its Affiliates terminates for any reason, the RSU’s, to the extent not then vested, shall be immediately canceled by the Company without consideration.
               (ii) In the event that, prior to the vesting date, the Participant’s Employment is terminated due to the Participant’s death or Disability, then: the number of RSUs which become vested shall be equal to the product of (1) the number of RSUs granted hereunder, as adjusted if applicable, multiplied by (2) a fraction the numerator of which is the number of full and partial months between the Date of Grant and the date of termination and the denominator of which is twelve (12), such product to be rounded down to the nearest whole number; and
               (iii) upon determination of the number of vested RSUs pursuant to clause (ii) above, all remaining RSUs shall be canceled without consideration.
          4. Settlement of RSUs. Except to the extent the Participant has elected that delivery be deferred or that delivery be made in installments, in either case in accordance with the rules and procedures prescribed by the Board or a committee thereof (which rules and procedures, among other things, shall be consistent with the requirements of Section 409A of the Code), as soon as practicable (but in no event later than 2 1/2 months) following the vesting date (or, in the event of a Change in Control, immediately prior to the occurrence of such Change in Control), the Company shall deliver to the Participant, in complete settlement of all vested RSUs, a number of Shares equal to the number of vested RSUs determined hereunder or, in the sole discretion of the Company, an amount of cash equal to the Fair Market Value of such number of Shares on the settlement date.
          5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in Employment. Further, the Company or its Affiliate may at any time terminate the Participant’s Employment, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
          6. Legend on Certificates. The certificates representing the Shares issued in respect of the RSUs shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          7. Transferability. An RSU may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
          8. Taxes. The Company shall be entitled to require, as a condition of delivery of the Shares in settlement of the RSUs, that the Participant agree to remit and when due an amount in cash sufficient to satisfy all current or estimated future federal, state and local withholding, and other taxes relating thereto.
          9. Securities Laws. Upon the acquisition of any Shares pursuant to the vesting of the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          10. Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel, addressed to the principal executive office of the Company and to the Participant at the address last appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
          12. Restricted Stock Units Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs and the Shares issued upon vesting thereof are subject to the Plan, which is hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

          13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

CELANESE CORPORATION

By:

Participant